Exhibit 10.8

                  OSHMAN'S SPORTING GOODS, INC.

                      EMPLOYMENT AGREEMENT
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     This Employment Agreement ("Agreement") is dated as of
October 3, 1990, between Oshman's Sporting Goods, Inc., a Delaware corporation ("Employer"), and Alvin N. Lubetkin, a resident of Houston, Texas ("Employee").

                            Recitals
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     Employee has been employed by Employer since 1961 and has
served as chief executive officer since 1968. Employee's employment has been and is presently terminable at will by either party. Concurrently herewith, Employer is making a loan to Employee in the principal amount of $700,000.00 (the "Loan") in order to assure that the Employer shall have the continued benefit of Employee's services on the terms and conditions herein provided for.

     Now Therefore, it is agreed as follows:

     1.   Employment.  Employee agrees to continue to serve the
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Employer on the terms and conditions set forth in this Agreement for a term commencing as of October 3, 1990 (the "Effective Date") and expiring on the date the Loan is fully repaid (the "Expiration Date"). Employee acknowledges that his employment shall continue to be at the will of the Employer, who may terminate his employment at any time with or without cause. If Employee remains in the employ of Employer following the Expiration Date and Employer and Employee do not enter into a written employment agreement governing such employment, then such employment shall be on an at-will basis with either party having the right to terminate such employment at any time and for any reason (with or without cause) and none of the provisions of this Agreement shall apply to such employment other than the provisions of Sections 4, 6 and 7.

     2.   Compensation and Other Benefits.  As compensation for all
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services rendered by Employee in the performance of his duties or obligations under this Agreement, Employer shall pay Employee a salary and such other compensation as are fixed from time to time by the Board of Directors of the Employer (the "Board"), such salary to be payable in the manner and on the timetable which Employer's payroll is customarily handled or at such intervals as the Employer and the Employee may hereafter agree to from time to time. Employee shall receive such other benefits as may be fixed from time to time by the Board of Directors of the Employer. All compensation paid hereunder, whether in the form of salary or otherwise, shall be subject to any and all applicable payroll and withholding deductions required by the law of any jurisdiction, state or federal, with taxing authority with respect thereto.

     3.   Duties.  Employee is employed to act as President and
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chief executive officer of Employer or in such other office or position of an executive character as shall be assigned to him from time to time by the Board, and to perform such executive duties as are commensurate with his position with Employer and which are assigned by the Board not inconsistent with the provisions hereof. In addition, if requested to do so by the Board, Employee shall serve as an officer and as a member of the board of directors of any subsidiary or affiliate of Employer. Employee agrees that he shall be a full-time employee of Employer; shall devote his entire working time, attention and energy to the affairs of Employer; shall not serve on the board of directors of any other corporation without the prior consent of Employer; shall perform the duties of his position in an efficient and competent manner and shall use his best efforts to promote the interests of Employer, its subsidiaries and affiliates. The foregoing shall not be construed as preventing Employee from making investments in business enterprises provided such investments do not require any services on the part of Employee in the operation of such businesses or enterprises.

     4.   Disclosure of Confidential Information.  Except to the
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extent required in the performance of his duties or obligations to
Employer and as expressly authorized herein, or by express prior consent of the Board, Employee will never, directly or indirectly, at any time during his employment with Employer, or at any time subsequent to the termination of such employment, for any reason whatsoever, with or without cause, breach the confidence reposed in him by the Employer by using, disseminating, disclosing, divulging or in any manner whatsoever permitting to be divulged or disclosed to any person, firm, corporation, association or other business entity, trade secrets, secret methods or "Confidential Information" of Employer or any of its subsidiaries or affiliates (herein referred to collectively as the "Company"). As used herein, the term "Confidential Information" means any and all information relating directly or indirectly to the Company that is not generally ascertainable in usable form from public or published information or trade sources, including, but not limited to, any and all information concerning the Company's financial condition, products, processes, sources of supply, services, customers, licensees, financial statements and other financial data (including such statements or data for any individual retail store or group of retail stores), purchasing, marketing, merchandising, accounting (including receivables, provisions for taxes, internal reporting systems and accountant's work papers), management organization, appraisals, leases, books and records, costs and net and gross margin information, disclosed to Employee or known by Employee as a consequence of or through his employment by the Company. On termination of employment with Employer, all documents, records, notebooks, tapes and similar repositories of Confidential Information then in Employee's possession or in the possession of any third party under the control of Employee or pursuant to any agreement with Employee, whether prepared by Employer, Employee or any other person, firm, corporation, association or other business entity, together with any copies of the foregoing, will be delivered to Employer by Employee.

     5.   Termination of Employment.
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     (a)  Employee's employment pursuant hereto shall terminate in the event of the death of Employee.

     (b) Employer may by action of the Board terminate Employee's employment under this Agreement for cause without any prior notice, upon the occurrence of any of the following events:

          (i) the conviction of Employee, whether or not appeal be taken, of any misdemeanor or felony crime involving personal dishonesty, moral turpitude or willfully violent misconduct;

          (ii) any embezzlement or wrongful diversion of funds of the Company;

          (iii) gross business misconduct by Employee;

          (iv) gross malfeasance by Employee in the conduct of his duties;

          (v)  breach of Section 4 or Section 6 of this Agreement;
     or

          (vi) any other breach of any of the terms of this Agreement and such breach has not been corrected after Employer has given Employee reasonable notice thereof and a reasonable opportunity to correct any such breach.

     (c) Employer may terminate Employee's employment under this Agreement without cause at any time by giving written notice to Employee.

     6.   Covenant Not to Compete.
          -----------------------

     (a) For purposes of this Section 6, the term "Conflicting Organization" shall mean any person or organization which is engaged in or about to become engaged in, any retail sporting goods business in competition with the Company in any geographical areas in which the Company was conducting business during Employee's employment with Employer.

     (b) Employee covenants and agrees that during Employee's employment with Employer and for a period of eighteen (18) months following any termination of his employment with Employer, other than termination without cause by Employer (whether prior to or after the Expiration Date), Employee shall not, without Employer's prior written approval render services for or own or participate in the ownership of, finance or participate in the financing of, manage, operate, join or control, directly or indirectly, in any capacity whatsoever, any Conflicting Organization, except that Employee may accept employment with a Conflicting Organization whose business is diversified and that as to some part of its business is not a Conflicting Organization, provided that Employer, prior to Employee accepting such employment, shall receive separate written assurances satisfactory to Employer from such Conflicting Organization and from Employee that Employee will not render services directly or indirectly in connection with any part of the business which is a Conflicting Organization. Notwithstanding the foregoing, the covenant contained in the preceding sentence shall apply only so long as any part of the Loan remains unpaid if either
(i) Employee's employment is terminated after September 6, 1992 or
(ii) Employee terminates his employment before September 6, 1992 for the reason that he is no longer employed as the chief executive officer of Employer or that his base salary has been materially reduced.

     (c) Nothing contained in paragraph (b) above shall in any manner be construed as prohibiting Employee from purchasing for investment any stock or securities listed on any recognized stock exchange; provided, however, that Employee may not purchase or own, directly or indirectly a five percent (5%) or greater equity interest in any Conflicting Organization issuing such stock or securities.

     (d)  Employee covenants and agrees that for a period of three
(3) years following the termination for any reason of his employment with the Company he shall not either for himself or on behalf of any other person or organization (i) hire, attempt to hire, contact or solicit with respect to hiring any employee of the Company or any of its subsidiaries or (ii) induce or otherwise counsel, advise or encourage any employee of the Company or any of its subsidiaries to leave the employment of the Company or such subsidiary.

     (e) Employee acknowledges that this Section 6 constitutes an independent covenant and shall not be affected by performance or non-performance of any provision of this Agreement by Employer and that the making to Employee of the Loan is good and sufficient consideration for all Employee's covenants under this Section 6.

     (f) To the extent necessary to satisfy the laws of the State of Texas or any other applicable jurisdiction, Employer and Employee agree that any geographical, temporal or other restriction set forth in this Section 6 can and should, if necessary, be judicially modified and enforced as modified to protect any legitimate interest of the Employer.

     (g)  Employee warrants and represents that he:

          (i)   is familiar with covenants not to compete;

          (ii) has concluded that such provisions (including, without limitation, the right to equitable relief and the length of time and size of area provided for herein) are fair, reasonable and just under the circumstances; and

          (iii) is fully aware of the obligations, limitations and liabilities included in the covenant not to compete contained in this Agreement.

     7.   Remedies.  It is agreed that Employer would be
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irreparably damaged by reason of any violation of the provisions of
Sections 4 or 6 hereof, and that any remedy at law for a breach of such provisions would be inadequate. Therefore, Employer shall be entitled to seek and obtain injunctive or other equitable relief (including, but not limited to, a temporary restraining order, a temporary injunction or a permanent injunction) against Employee, his agents, assigns or successors for a breach or threatened breach of such provisions and without the necessity of proving actual monetary loss. It is expressly understood that this injunctive or other equitable relief shall not be Employer's exclusive remedy for any breach of this Agreement and Employer shall be entitled to seek any other relief or remedy which it may have by contract, statute, law or otherwise for any breach hereof.

     8.   Actions by Board.  Though Employee may be serving on the
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Board of Employer at such time, he shall not participate in the voting on any action of the Board provided for or referred to in this Agreement.

     9.   Notice.  Any notice, request, reply, instruction, or
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other communication provided or permitted in this Agreement must be given in writing and shall be deemed delivered if delivered in person or if transmitted by telecopy or if sent by certified mail, postage prepaid, return receipt requested, as follows if to Employer, at:

               Oshman's Sporting Goods, Inc.
               2302 Maxwell Lane
               Houston, Texas  77023
               Attention:  Edward R. Carlin
                          Executive Vice President
               Telecopy:  (713) 928-5196

          With a copy to:

               Mayor, Day & Caldwell
               1900 NCNB Center
               Houston, Texas  77002
               Attention:  Richard B. Mayor
               Telecopy:  (713) 225-7047

          or if to Employee, at:

               c/o Oshman's Sporting Goods, Inc.
               2302 Maxwell Lane
               Houston, Texas  77023

or to such other address as may be specified in a notice given in accordance with this paragraph.

     10.  Controlling Law.  The execution, validity, interpretation
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and performance of this Agreement shall be determined and governed by the laws of the State of Texas, exclusive of any principles under which the law of another jurisdiction might be applied.

     11.  Additional Instruments.  Employer and Employee shall
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execute and deliver any and all additional instruments and
agreements which may be necessary or proper to carry out the purposes of this Agreement.

     12.  Entire Agreement.  This Agreement contains the entire
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agreement of the parties and supersedes in their entirety any prior employment agreements between the parties. This Agreement may not be changed orally but only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification, extension or discharge is sought and, in the case of Employer, only upon specific prior approval of the Board.

     13.  Severability.  If any provision of this Agreement is
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rendered or declared illegal or unenforceable by reason of any existing or subsequently enacted legislation or by decree of a court of last resort, Employer and Employee shall promptly meet and negotiate substitute provisions for those rendered or declared illegal or unenforceable, but all the remaining provisions of this Agreement shall remain in full force and effect.

     14.  Assignment; Binding Effect of Agreement.  This Agreement
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may not be assigned by Employee without the consent of Employer but may be assigned by Employer at any time to any successor of the Company, whether such successor is brought about by capital reorganization or consolidation of Employer with, or the merger of Employer into, any other corporation, or the sale of the properties and assets of Employer as, or substantially as, an entirety to any other corporation. This Agreement shall be binding on the Employee and his heirs, executors, administrators, legal representatives, successors and permitted assigns and Employer and its successors and assigns.

     15.  Execution.  This Agreement may be executed in multiple
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counterparts each of which shall be deemed an original and all of which shall constitute but one and the same instrument.

     16.  Waiver of Breach.  The waiver by Employer of a breach of
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any provision of this Agreement by the Employee shall not operate or be construed as a waiver by Employer of any subsequent breach by Employee.

     IN WITNESS WHEREOF, the parties have executed this Agreement at Houston, Texas, as of the date first above written.

                          OSHMAN'S SPORTING GOODS, INC.



                         By: ________________________________
                          Name: _____________________________
                           Title: ___________________________

                   __________________________________________
                                 ALVIN N. LUBETKIN